AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON January 21, 2003

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  January 15, 2003

Commission file number: 1-07151

THE CLOROX COMPANY
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of
incorporation or organization)

1-07151	31-0595760
(Commission File Number)	(I.R.S. Employer Idenfification No.)

1221 Broadway, Oakland, California 94612-1888
(Address of principal executive offices)    (Zip code)

(510) 271-7000
(Registrant's telephone number, including area code)

ITEM 4.  CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

            On January 15, 2003, the Audit Committee of the Board of Directors of the Company notified Deloitte & Touche LLP  (“D&T”) that D&T will be dismissed as the Company’s independent auditors on February 15, 2003, following the filing of the Company’s Form 10-Q for the fiscal quarter ended December 31, 2002.

D&T’s report on the Company’s consolidated financial statements as of and for the fiscal years ended June 30, 2002 and 2001 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

The decision to change accountants was made by the Audit Committee of the Board of Directors of the Company.

During the Company’s two most recent fiscal years and the subsequent interim period, there have been no disagreements (as that term is used in Item 304(a)(1)(iv) of Regulation S-K) between the Company and D&T on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of D&T, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

There have been no ‘reportable events’ (as that term is used in Item 304(a)(1)(v) of Regulation S-K) during the Company’s last two fiscal years and the subsequent interim period.

Attached as Exhibit 16.1 is a letter from D&T, dated January 21, 2003, stating that D&T agrees with the disclosures made in this Item.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

Letter from D&T, dated January 21, 2003, stating that D&T agrees with the disclosures made in Item 4 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

THE CLOROX COMPANY
Date: January 21, 2003	By: /s/Peter D. Belwey Peter D. Bewley Senior Vice President – General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.                               Description

16.1                                         Letter from D&T, dated January 21, 2003, stating that D&T agrees with the disclosures made in Item 4 above.